As filed with the Securities and Exchange Commission on June 5, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEIGENE, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-1209416 (I.R.S. Employer Identification Number)

c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands

(Address, including zip code, of Principal Executive Offices)

Third Amended and Restated 2016 Share Option and Incentive Plan

Fourth Amended and Restated 2018 Employee Share Purchase Plan
(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168
(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Copy to:

Chan Lee
Senior Vice President, General Counsel
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
(781) 801-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers an additional 92,820,000 ordinary shares under BeiGene, Ltd.’s (the “Registrant”) Third Amended and Restated 2016 Share Option and Incentive Plan (the “2016 Equity Plan”), approved by the Registrant’s shareholders on June 5, 2024, representing an increase of 92,820,000 ordinary shares to the number of shares authorized under the Registrant’s Second Amended and Restated 2016 Share Option and Incentive Plan. The additional shares are of the same class as other securities relating to the 2016 Equity Plan for which the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-209410, 333-216885, 333-223319, 333-228786, 333-241697 and 333-266639) filed on February 5, 2016; March 22, 2017; February 28, 2018; December 13, 2018; August 6, 2020; and August 8, 2022, respectively, are effective. The information contained in those registration statements is hereby incorporated by reference pursuant to General Instruction E.

This Registration Statement on Form S-8 registers an additional 5,070,000 ordinary shares under the Registrant’s Fourth Amended and Restated 2018 Employee Share Purchase Plan (the “2018 ESPP”), approved by the Registrant’s shareholders on June 5, 2024, representing an increase of 5,070,000 ordinary shares to the number of shares authorized under the Registrant’s Third Amended and Restated 2018 Employee Share Purchase Plan. The additional shares are of the same class as other securities relating to the 2018 ESPP for which the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-225543 and 333-228786) filed on June 8, 2018 and December 13, 2018, respectively, are effective. The information contained in the registration statement is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

See the Exhibit Index below for a list of exhibits filed as a part of, or incorporated by reference into, this Registration Statement, which Exhibit Index is incorporated herein by reference.

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1		Seventh Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect		8-K (Exhibit 3.1)	6/15/2023	001-37686

4.2	.1	Deposit Agreement dated February 5, 2016 by and among the Registrant, the Depositary and holders of the American Depositary Receipts		8-K (Exhibit 4.1)	2/11/2016	001-37686

	.2	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts		8-K (Exhibit 4.1)	4/11/2016	001-37686

	.3	Letter Agreement, dated as of July 11, 2016, between the Registrant and Citibank, N.A.		10-Q (Exhibit 4.7)	8/10/2016	001-37686

	.4	Form of Letter Agreement between the Registrant and Citibank, N.A.		10-Q (Exhibit 4.9)	5/10/2017	001-37686

4.3		Specimen Certificate for Ordinary Shares		S-1 (Exhibit 4.3)	12/9/2015	333-207459

4.4		Form of American Depositary Receipt (included in Exhibit 4.2.1

4.5	.1	Registration Rights Agreement, dated as of November 16, 2016, by and among the Registrant and the investors named therein		8-K (Exhibit 4.1)	11/17/2016	001-37686

	.2	Amendment No. 1 to Registration Rights Agreement, dated December 1, 2020, between the Registrant and the Investors		8-K (Exhibit 10.1)	12/2/2020	001-37686

	.3	Amendment No. 2 to Registration Rights Agreement, dated May 3, 2023, between the Registrant and the Investors		10-Q (Exhibit 10.3)	5/4/2023	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.6	.1#	Share Purchase Agreement, dated October 31, 2019, by and between the Registrant and Amgen Inc.		10-K (Exhibit 10.9)	3/2/2020	001-37686

	.2	Amendment No. 1 to Share Purchase Agreement, dated December 6, 2019, by and between the Registrant and Amgen Inc.		10-K (Exhibit 10.10)	3/2/2020	001-37686

	.3	Restated Amendment No. 2 to Share Purchase Agreement, dated September 24, 2020, by and between the Registrant and Amgen Inc.		8-K (Exhibit 10.1)	9/24/2020	001-37686

	.4	Amendment No. 3 to Share Purchase Agreement, dated January 30, 2023, by and between the Registrant and Amgen Inc.		10-K (Exhibit 10.4.4)	2/27/2023	001-37686

5.1		Opinion of Mourant Ozannes (Cayman) LLP regarding the issue of ordinary shares being registered.	X

23.1		Consent of Ernst & Young LLP	X

23.2		Consent of Ernst & Young Hua Ming LLP	X

23.3		Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1).	X

24.1		Power of Attorney (included on the signature page).	X

99.1†		Third Amended and Restated 2016 Share Option and Incentive Plan		8-K (Exhibit 10.1)	6/5/2024	001-37686

99.2†		Fourth Amended and Restated 2018 Employee Share Purchase Plan		8-K (Exhibit 10.2)	6/5/2024	001-37686

107		Filing Fee Table	X

†	Indicates a management contract or any compensatory plan, contract or arrangement.

#	Certain portions of the exhibit have been omitted by means of redacting a portion of the text and replacing it with "[...***...]". BeiGene, Ltd. (the Registrant) has determined that the omitted information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on June 5, 2024.

BEIGENE, LTD.

By:	/s/ JOHN V. OYLER
Name:	John V. Oyler
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative of BeiGene, Ltd., hereby severally constitute and appoint John V. Oyler, Julia Wang and Chan Lee, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of BeiGene, Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN V. OYLER	Chief Executive Officer and Chairman	June 5, 2024
John V. Oyler	(Principal Executive Officer)

/s/ JULIA WANG	Chief Financial Officer	June 5, 2024
Julia Wang	(Principal Financial Officer)

/s/ TITUS BALL	Chief Accounting Officer	June 5, 2024
Titus Ball	(Principal Accounting Officer)

/s/ OLIVIER BRANDICOURT	Director	June 5, 2024
Olivier Brandicourt

/s/ MARGARET DUGAN	Director	June 5, 2024
Margaret Dugan

/s/ DONALD W. GLAZER	Director	June 5, 2024
Donald W. Glazer

/s/ MICHAEL GOLLER	Director	June 5, 2024
Michael Goller

/s/ ANTHONY C. HOOPER	Director	June 5, 2024
Anthony C. Hooper

/s/ RANJEEV KRISHANA	Director	June 5, 2024
Ranjeev Krishana

/s/ ALESSANDRO RIVA	Director	June 5, 2024
Alessandro Riva

/s/ CORAZON (CORSEE) D. SANDERS	Director	June 5, 2024
Corazon (Corsee) D. Sanders

/s/ XIAODONG WANG	Director	June 5, 2024
Xiaodong Wang

/s/ QINGQING YI	Director	June 5, 2024
Qingqing Yi

BeiGene USA, Inc.
		Authorized Representative in the United States	June 5, 2024
By:	/s/ CHAN LEE
Name:	Chan Lee
Title:	Senior Vice President, General Counsel

4